EXHIBIT 99.1

Predictive Oncology Appoints Leading Biopharma Executive Matthew J. Hawryluk Ph.D. to the Board of Directors

EAGAN, Minn., Dec. 05, 2022 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) is pleased to announce the appointment of Matthew J. Hawryluk, Ph.D., (www.predictive-oncology.com) to its Board of Directors to help support the company’s strategic initiatives and commercialization efforts. Dr. Hawryluk currently serves as Executive Vice President and Chief Business Officer of Gritstone bio, Inc (Nasdaq: GRTS).

Recognized by Pharmaceutical Executive magazine as a leading business executive in the pharma and biotech industries, Dr. Hawryluk has played key roles in bridging the gap between scientific discovery and the commercial application of scientific breakthroughs. As a named inventor on multiple patents and co-author on several peer-reviewed publications, he brings an awareness and insight to Predictive Oncology that will be instrumental as the company moves forward with its growth plans.

“Given his deep understanding of the biopharma landscape and his years of experience launching innovative platforms that have now been run on hundreds of thousands of patients with more than 20 FDA approvals, Matthew is both a logical and strategic addition to our Board,” noted Raymond F. Vennare, Predictive Oncology Chief Executive Officer and Chairman of the Board. “In the business of drug discovery, relationships, reputation and industry reach are invaluable attributes, all of which Matthew possesses.”

Before joining Gritstone, Dr. Hawryluk served as Vice President of Corporate and Business Development at Foundation Medicine, Inc., a public molecular information company (subsequently acquired by Roche), and before then assumed roles in business development, marketing and product management across multiple divisions of Thermo Fisher Scientific, Inc. In addition to his Board role with Predictive Oncology, Dr. Hawryluk serves as an Advisory Board Member of PathAI, Inc.

“People often talk about developing a strategy for a company to succeed, but it is so much more than that. You have to implement and execute on that plan as well,” said Dr. Hawryluk. “Predictive Oncology has a forward-thinking plan; it has a bold vision and it has a sound strategy. I share that vision and am excited to be a part of that plan.”

Dr. Hawryluk holds a Ph.D. in cell biology and protein biochemistry from the University of Pittsburgh School of Medicine, an M.B.A. from Carnegie Mellon University’s Tepper School of Business and B.S. from the University of Notre Dame.

About Predictive Oncology
Predictive Oncology (NASDAQ: POAI) is a knowledge-driven company focused on applying artificial intelligence (AI) to develop optimal cancer therapies, which can ultimately lead to more effective treatments and improved patient outcomes. Through AI, Predictive Oncology uses a biobank of 150,000+ cancer tumors, categorized by patient type, against drug compounds to help the drug discovery process and increase the probability of success. The company offers a suite of solutions for oncology drug development from early discovery to clinical trials.

Public Relations Contact:
Predictive Oncology
Theresa Ferguson
(630) 566-2003
tferguson@predictive-oncology.com

Investor Relations Contact:
Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

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